Exhibit 99.1

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

FOR IMMEDIATE RELEASE	Date: February 4, 2008
From: Jeffrey T. Bowman
Chief Executive Officer

Crawford Reports 2007 Fourth Quarter Improvement in Revenues and Net Income -

Quarter and Annual Record Results Generated by International Operations

Crawford & Company (NYSE: CRDA and CRDB), the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the fourth quarter and year ended December 31, 2007.

Consolidated Results

Fourth quarter 2007 consolidated revenues before reimbursements totaled $245.2 million compared to $228.3 million in the 2006 fourth quarter. Fourth quarter 2007 net income was $3.3 million compared to a net loss of ($1.3) million for the 2006 fourth quarter. Fourth quarter 2007 earnings per share was $0.07 compared to a loss per share of ($0.03) in the prior-year quarter. During the 2007 fourth quarter the Company recognized previously unrecognized tax benefits which increased net income by approximately $640,000, or $0.01 per share. Net loss in the 2006 fourth quarter included a restructuring charge and loss on early extinguishment of debt of $1.9 million, net of related income taxes, or $0.04 per share, resulting from the purchase of Broadspire Services, Inc during the 2006 fourth quarter.

Consolidated revenues before reimbursements for the year ended December 31, 2007 were $975.1 million compared with $819.5 million in 2006. Net income for 2007 totaled $16.1 million, or $0.32 per share, compared with $15.0 million, or $0.30 per share, for 2006. Comparison of net income year-over-year is affected by several non-recurring items, including: a current year gain on disposal of assets of $2.5 million, net of related income taxes, or $0.05 per share, as a result of the 2007 sale of the Company’s subrogation services unit; the recognition of a $3.1 million gain in 2007, net of related income taxes, or $0.06 per share, related to the 2006 sale of the Company’s former corporate headquarters; a gain in the prior year of $2.0 million, net of related income taxes, or $0.04 per share, resulting from the third quarter 2006 sale of the Company’s investigative services units; and a loss of $1.9 million, net of related income taxes, or $0.04 per share, in the 2006 fourth quarter resulting from a restructuring charge and loss on early extinguishment of debt from the purchase of Broadspire Services, Inc.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

During the 2007 fourth quarter, the Company made a discretionary $2.5 million prepayment on its long-term debt. For the year, the Company made $12.5 million in discretionary prepayments on its long-term borrowings. Crawford’s operating cash flows for 2007 reflected cash provided of $23.3 million compared to the prior year of $52.7 million. This change was primarily due to growth in unbilled revenues during 2007 and the reduction of deferred revenues associated with the completion of claims assumed in the Broadspire acquisition. The Company’s consolidated cash and cash equivalent position as of December 31, 2007 totaled $50.9 million, down $10.8 million from $61.7 million at December 31, 2006.

International Operations

Fourth quarter 2007 revenues before reimbursements for international operations grew to a record of $107.3 million from $84.5 million for the same period in 2006. Compared to the 2006 fourth quarter, during the current quarter the U.S. dollar was weaker against most major foreign currencies, resulting in a net exchange rate benefit in the current quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $97.8 million in the 2007 fourth quarter, reflecting growth in revenues on a constant dollar basis of 15.8%. The acquisition of Specialty Liability Services, Ltd. in the United Kingdom during the 2006 fourth quarter contributed incremental revenues of $1.3 million in the 2007 fourth quarter. International operating expenses increased by $19.9 million in U.S. dollars, a 25.7% increase, and by 14.9% on a constant dollar basis. Operating earnings improved to a record $9.9 million in the current quarter, increasing 42.6% over last year’s fourth quarter operating earnings of $6.9 million. The related operating margin was 9.2% in the 2007 fourth quarter, improving over the 8.2% operating margin in the 2006 fourth quarter.

U.S. Property & Casualty

U.S. property & casualty revenues before reimbursements were $40.4 million in the fourth quarter of 2007 compared to $44.0 million in the 2006 fourth quarter, primarily as a result of lower claims volumes. Revenues generated by the Company’s catastrophe adjuster group were $1.8 million in the 2007 fourth quarter, declining slightly from $2.1 million in the 2006 period. The prior-year quarter included $588,000 in revenues generated by the Company’s subrogation services unit which was sold February 28, 2007. Operating earnings in the U.S. property and casualty segment declined to a loss of ($911,000), or (2.3%) of revenues, compared to a loss of ($39,000), or (0.1%) of revenues in the 2006 fourth quarter.

Broadspire

Revenues before reimbursements from the Broadspire segment were $75.0 million in the 2007 fourth quarter compared to $68.2 million generated in the 2006 quarter. Incremental revenues associated with Broadspire Management Services, Inc., acquired in the 2006 fourth quarter, totaled $12.9 million in the 2007 fourth quarter. In the 2007 fourth quarter, the Broadspire segment’s operating earnings improved to an operating loss of ($277,000), or (0.4%) of revenues from a loss of ($3.5) million, or (5.2%) of revenues.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

Legal Settlement Administration

Legal settlement administration revenues before reimbursements were $22.5 million for the 2007 fourth quarter, compared to $31.7 million in the 2006 quarter. Operating earnings totaled $3.4 million in the 2007 fourth quarter, or an operating margin of 15.3% of revenues, compared to $3.7 million, or 11.7% of revenues, in the prior-year period. The segment’s awarded project backlog totaled approximately $45.0 million at December 31, 2007.

Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, “Our fourth quarter 2007 operating results reflect strong performance in our international business which generated record revenues and operating earnings for both the fourth quarter and full year, offset by declining revenues in our U.S. property & casualty and legal settlement administration segments. During 2006, the legal settlement administration segment was completing several major securities class action projects and by comparison is experiencing today a period of comparatively slower class action activity. Our U.S. property & casualty segment continues to experience a downturn in revenues, primarily as a result of lower industry-wide frequency and the absence of significant storm activity. We were pleased to make progress against our outstanding long-term borrowings by making $12.5 million in voluntary payments during the year.”

Mr. Bowman concluded, “Despite challenging macro trends in U.S. property and casualty claims frequencies and in our class action business, our outlook for 2008 anticipates improved operating results in each of our operating segments. This company and management team is focused on key financial measures and we are committed to managing our operations toward improved operating margins during the coming year.”

Crawford & Company provided guidance for 2008 as follows:

•	Consolidated revenues before reimbursements between $990 million and $1.02 billion.

•	Consolidated operating earnings between $54.0 million and $58.7 million.

•

After reflecting stock-based compensation expense, net corporate interest expense, intangible asset amortization expense, and income taxes, consolidated net income between $19.1 million and $22.1 million, or $0.38 to $0.44 per share.

Crawford & Company’s management will host a conference call with analysts on Monday, February 4, 2008 at 3:00 P.M. EST to discuss quarterly earnings and other developments. The call will be recorded and available for replay through February 11, 2008. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The access code is 32434094. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

Further information regarding the Company’s financial position, operating results, and cash flows for the quarter and year ended December 31, 2007 is shown on the attached unaudited statements. Operating earnings (a non-GAAP financial measure) is the key financial performance measure used by the Company’s senior management to evaluate the performance of its segments and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate operating performance using the same criteria that management uses. Operating earnings exclude net corporate interest expense, stock option expense, income tax expense, amortization of customer relationship intangible assets, unallocated corporate and shared costs and certain other charges and credits. Net corporate interest expense, stock option expense and income taxes are recurring components of the Company’s net income, but they are not considered part of operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions made by the Company, stock option expense relates to historically granted stock options which are not allocated to its operating units, and income taxes are based on statutory rates in effect in each of the locations where the Company provides services and vary throughout the world. Amortization expense relates to non-cash amortization of customer relationship intangible assets resulting from business combinations. These costs are not allocated to the segments for assessing performance. None of the aforementioned costs relate directly to the performance of the Company’s services and are therefore excluded in order to accurately assess the results of segment operating activities on a consistent basis. Certain other credits and charges represent events (gain on disposal of assets, loss on extinguishment of debt, etc.) that are not considered part of segment operating earnings since they historically have not regularly impacted the Company’s operating performance and are not expected to regularly impact future performance. Following is a reconciliation of segment operating earnings (loss) to consolidated net income on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented:

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

	Quarter ended				Year ended
	December 31, 2007	% Margin	December 31, 2006	% Margin	December 31, 2007	% Margin	December 31, 2006	% Margin
Operating Earnings (Loss):
U.S. property & casualty	$(911)	(2.3)%	$(39)	(0.1)%	$4,675	2.6%	$13,014	6.2%
International operations	9,850	9.2	6,906	8.2	24,660	6.5	14,451	4.8
Broadspire	(277)	(0.4)	(3,522)	(5.2)	3,821	1.2	(21,603)	(12.3)
Legal settlement administration	3,449	15.3	3,707	11.7	12,521	12.5	22,982	17.6
Unallocated corporate and shared (costs) credits	(2,055)	(0.8)	(381)	(0.1)	(8,447)	(0.9)	3,351	0.4
Add/(Deduct):
Other credits (charges)	—	—	(3,096)	(1.4)	8,824	0.9	(27)	—
Stock option expense	(290)	(0.1)	(355)	(0.2)	(1,191)	(0.1)	(1,220)	(0.1)
Amortization expense	(1,507)	(0.6)	(1,124)	(0.5)	(6,025)	(0.6)	(1,124)	(0.1)
Net corporate interest expense	(4,154)	(1.7)	(3,322)	(1.5)	(17,326)	(1.8)	(5,753)	(0.7)
Income taxes	(801)	(0.3)	(72)	(—)	(5,396)	(0.6)	(9,060)	(1.1)

Net income	$3,304	1.3	$(1,298)	(0.6)	$16,116	1.7	$15,011	1.8

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include property and casualty claims management, integrated claims and medical management for workers’ compensation, legal settlement administration, including class action and warranty inspections, and risk management information services. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDB.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter and year-to-date periods ended December 31, 2007 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a discussion regarding factors which could affect the Company’s financial performance, see the Company’s Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission, in particular the information under the headings “Business,” “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company’s actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release

CRAWFORD & COMPANY 1001 Summit Blvd., Atlanta, GA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In Thousands, Except Per Share Amounts)

Year Ended December 31	2007	2006	% Change
Revenues:
Revenues Before Reimbursements	$975,143	$819,522	19%
Reimbursements	76,135	80,858	-6%

Total Revenues	1,051,278	900,380	17%

Costs and Expenses:
Cost of Services Before Reimbursements	733,392	638,174	15%
Reimbursements	76,135	80,858	-6%

Total Cost of Services	809,527	719,032	13%
Selling, General, and Administrative	211,737	151,497	40%
Corporate Interest Expense, Net	17,326	5,753	201%
Restructuring Costs	—	1,695	nm

Total Costs and Expenses	1,038,590	877,977	18%
Loss on Early Retirement of Debt	—	(1,401)	nm
Gain on Disposal of Investigations Business	—	3,069	nm
Gain on Disposal of Subrogation Business	3,980	—	nm
Gain on Sale of Former Corporate Headquarters	4,844	—	nm

Income Before Income Taxes	21,512	24,071	-11%
Income Taxes	5,396	9,060	-40%

Net Income	$16,116	$15,011	7%

Earnings Per Share - Basic and Diluted	$0.32	$0.30	7%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	50,464	49,423

Diluted Earnings Per Share	50,598	49,576

Cash Dividends Per Share:
Class A Common Stock	$0.00	$0.18
Class B Common Stock	$0.00	$0.18

nm = not meaningful

Press Release

CRAWFORD & COMPANY 1001 Summit Blvd., Atlanta, GA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In Thousands, Except Per Share Amounts)

Quarter Ended December 31,	2007	2006	% Change
Revenues:
Revenues Before Reimbursements	$245,224	$228,256	7%
Reimbursements	21,261	18,352	16%

Total Revenues	266,485	246,608	8%

Costs and Expenses:
Cost of Services Before Reimbursements	186,203	177,646	5%
Reimbursements	21,261	18,352	16%

Total Cost of Services	207,464	195,998	6%
Selling, General, and Administrative	50,762	45,418	12%
Corporate Interest Expense, Net	4,154	3,322	25%
Restructuring Costs	—	1,695	nm

Total Costs and Expenses	262,380	246,433	6%

Loss on Early Retirement of Debt	—	(1,401)	nm

Income (Loss) Before Income Taxes	4,105	(1,226)	-435%
Income Taxes	801	72	1013%

Net Income (Loss)	$3,304	$(1,298)	255%

Earnings (Loss) Per Share - Basic and Diluted	$0.07	$(0.03)	233%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	50,551	50,229

Diluted Earnings Per Share	50,643	50,229

Cash Dividends Per Share:
Class A Common Stock	$0.00	$0.00
Class B Common Stock	$0.00	$0.00

nm = not meaningful

Press Release

CRAWFORD & COMPANY 1001 Summit Blvd., Atlanta, GA 30319 (404) 300-1000

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT

Year Ended December 31

Unaudited

(In Thousands, Except Percentages)

	U.S. Property & Casualty		% Change	International		% Change	Broadspire		% Change	Legal Settlement Administration		% Change
	2007	2006		2007	2006		2007	2006		2007	2006
Revenues Before Reimbursements	$177,179	$209,985	-15.6%	$376,639	$303,697	24.0%	$320,774	$175,149	83.1%	$100,551	$130,691	-23.1%

Compensation & Benefits	117,347	135,422	-13.3%	260,041	212,522	22.4%	197,893	118,342	67.2%	50,483	53,122	-5.0%
% of Revenues	66.3%	64.5%		69.1%	69.9%		61.7%	67.5%		50.2%	40.6%
Expenses Other than Reimbursements, Compensation & Benefits	55,157	61,549	-10.4%	91,938	76,724	19.8%	119,060	78,410	51.8%	37,547	54,587	-31.2%
% of Revenues	31.1%	29.3%		24.4%	25.3%		37.1%	44.8%		37.3%	41.8%

Total Operating Expenses	172,504	196,971	-12.4%	351,979	289,246	21.7%	316,953	196,752	61.1%	88,030	107,709	-18.3%

Operating Earnings (Loss) (1)	$4,675	$13,014	-64.1%	$24,660	$14,451	70.6%	$3,821	$(21,603)	117.7%	$12,521	$22,982	-45.5%
% of Revenues	2.6%	6.2%		6.5%	4.8%		1.2%	-12.3%		12.5%	17.6%

Quarter Ended December 31

Unaudited

(In Thousands, Except Percentages)

	U.S. Property & Casualty		% Change	International		% Change	Broadspire		% Change	Legal Settlement Administration		% Change
	2007	2006		2007	2006		2007	2006		2007	2006
Revenues Before Reimbursements	$40,393	$43,960	-8.1%	$107,309	$84,460	27.1%	$75,002	$68,159	10.0%	$22,520	$31,677	-28.9%

Compensation & Benefits	27,053	29,813	-9.3%	71,019	57,532	23.4%	45,750	44,596	2.6%	11,859	14,493	-18.2%
% of Revenues	67.0%	67.8%		66.2%	68.1%		61.0%	65.5%		52.7%	45.8%

Expenses Other than Reimbursements, Compensation & Benefits	14,251	14,186	0.5%	26,440	20,022	32.1%	29,529	27,085	9.0%	7,212	13,477	-46.5%
% of Revenues	35.3%	32.3%		24.6%	23.7%		39.4%	39.7%		32.0%	42.5%

Total Operating Expenses	41,304	43,999	-6.1%	97,459	77,554	25.7%	75,279	71,681	5.0%	19,071	27,970	-31.8%

Operating Earnings (Loss) (1)	$(911)	$(39)	2235.9%	$9,850	$6,906	42.6%	$(277)	$(3,522)	92.1%	$3,449	$3,707	-7.0%
% of Revenues	-2.3%	-0.1%		9.2%	8.2%		-0.4%	-5.2%		15.3%	11.7%

(1)	A non-GAAP financial measurement which represents earnings before gain on disposal of assets, net corporate interest expense, acquisition related intangible assets amortization expense, stock option expense, income tax expense, and certain unallocated corporate and shared costs.

Press Release

CRAWFORD & COMPANY 1001 Summit Blvd., Atlanta, GA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2007 and December 31, 2006

(In Thousands)

	Unaudited December 31 2007	* December 31 2006
Assets
Current Assets:
Cash and Cash Equivalents	$50,855	$61,674
Short-term Investment	—	5,000
Accounts Receivable, Net	178,528	178,447
Unbilled Revenues, Net	136,652	117,098
Prepaid Expenses and Other Current Assets	17,398	19,924

Total Current Assets	383,433	382,143

Property and Equipment, at Cost	153,733	140,729
Less Accumulated Depreciation	(104,467)	(99,845)

Net Property and Equipment	49,266	40,884

Other Assets:
Goodwill	263,769	256,700
Intangible Assets, Net	118,678	127,869
Capitalized Software Costs, Net	40,032	36,903
Deferred Income Tax Assets	14,222	13,498
Other Noncurrent Assets	29,362	34,991

Total Other Assets	466,063	469,961

Total Assets	$898,762	$892,988

Liabilities and Shareholders’ Investment
Current Liabilities:
Short-Term Borrowings	$29,389	$27,795
Accounts Payable	39,601	42,262
Accrued Compensation and Related Costs	69,655	64,636
Other Accrued Liabilities	57,360	46,526
Self-Insured Risks	18,290	21,722
Accrued Income Taxes	6,415	363
Deposit on Sale of Former Corporate Headquarters	—	8,000
Deferred Revenues	64,363	68,359
Current Installments of Notes Payable and Capital Leases	2,475	2,621

Total Current Liabilities	287,548	282,284

Noncurrent Liabilities:
Notes Payable and Capital Leases, net of current portions	183,449	199,044
Deferred Revenues	58,925	77,110
Self-Insured Risks	18,439	12,338
Postretirement Medical Benefit Obligation	1,898	2,440
Accrued Pension Liabilities	76,977	90,058
Other Noncurrent Liabilities	12,265	14,019

Total Noncurrent Liabilities	351,953	395,009

Minority Interest in Equity of Consolidated Affiliates	5,046	4,544
Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	25,935	25,741
Class B Common Stock, $1.00 Par Value	24,697	24,697
Additional Paid-in Capital	19,057	15,468
Retained Earnings	223,793	207,891
Accumulated Other Comprehensive Loss	(39,267)	(62,646)

Total Shareholders’ Investment	254,215	211,151

Total Liabilities and Shareholders’ Investment	$898,762	$892,988

*	Derived from the audited Consolidated Balance Sheet

Press Release

CRAWFORD & COMPANY 1001 Summit Blvd., Atlanta, GA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

December 31, 2007 and December 31, 2006

Unaudited

(In Thousands)

	2007	2006
Cash Flows From Operating Activities:
Net Income	$16,116	$15,011
Reconciliation of Net Income to Net Cash Provided by
Operating Activities:
Depreciation and Amortization Expense	29,646	20,545
Deferred Income Tax (Benefit) Provision	(1,103)	3,063
Stock-Based Compensation Costs	2,929	3,567
Net Loss on Sales of Property and Equipment	554	267
Loss on Early Extinguishment of Debt	—	1,401
Gain on Sale of Investigations Business	—	(3,069)
Gain on Sale of Subrogation Business	(3,980)	—
Gain on 2006 Sale of Former Corporate Headquarters	(4,844)	—
Changes in Operating Assets and Liabilities, net of effects of acquisitions and disposition:
Accounts Receivable, net	12,450	11,078
Unbilled Revenues, net	(11,298)	6,144
Accrued Income Taxes	3,988	(2,920)
Accounts Payable and Accrued Liabilities	(1,949)	210
Deferred Revenues	(22,571)	(6,091)
Accrued Retirement Costs	2,188	5,064
Prepaid Expenses and Other Operating Activities	1,158	(1,553)

Net Cash Provided by Operating Activities	23,284	52,717

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment, net	(15,734)	(12,707)
Capitalization of Computer Software Costs	(11,980)	(9,852)
Proceeds from Sale of Investment Security	5,000	—
Proceeds from Sale of Subrogation Unit	5,000	—
Deposit Received on Sale of Real Estate	—	8,000
Proceeds from Sale of Investigations Unit	—	3,000
Payments for Business Acquisitions, net of Cash Acquired	(1,323)	(162,461)
Other Investing Activities	(50)	(586)

Net Cash Used in Investing Activities	(19,087)	(174,606)

Cash Flows From Financing Activities:
Dividends Paid	—	(8,869)
Proceeds from Stock Issued to Employees Under Incentive Plans	717	1,912
Short-Term Borrowings, net	(1,483)	(1,617)
Proceeds from Long-Term Borrowings	—	210,000
Payments on Long-Term Debt and Capital Lease Obligations	(15,515)	(60,946)
Other Financing Activities	(908)	(4,694)

Net Cash (Used in) Provided by Financing Activities	(17,189)	135,786

Effect of Exchange Rate Changes on Cash and Cash Equivalents	2,173	929

(Decrease) Increase in Cash and Cash Equivalents	(10,819)	14,826
Cash and Cash Equivalents at Beginning of Year	61,674	46,848

Cash and Cash Equivalents at End of Year	$50,855	$61,674